Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333- of CACI International Inc on Form S-8 of our report dated June 27, 2002, appearing in the Annual Report on Form 11-K of the CACI $MART PLAN for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
McLean, Virginia
July 1, 2002